UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2023

VYNE Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38356	45-3757789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

685 Route 202/206, Suite 301A

Bridgewater, New Jersey 08807

(Address of principal executive offices, including Zip Code)

(800) 775-7936

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VYNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2023, VYNE Therapeutics Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Amendment”) to effect a one-for-eighteen (1:18) reverse stock split of its outstanding common stock, effective as of February 10, 2023 (the “Reverse Stock Split”). At a special meeting of stockholders held on January 12, 2023, the Company’s stockholders approved a reverse stock split of the Company’s common stock through an amendment to its Amended and Restated Certificate of Incorporation at a ratio of not less than 1-for-10 and not more than 1-for-25, with such ratio to be determined by the Board of Directors. The final one-for-eighteen ratio was approved by the Company’s Board of Directors on February 8, 2023. The Reverse Stock Split will reduce the number of shares of the Company's common stock outstanding from 58,533,691 shares to approximately 3,251,871 shares, subject to adjustment to give effect to the treatment of any fractional shares that stockholders would have received in the Reverse Stock Split.

The Amendment provides that at the effective time of the Reverse Stock Split, every 18 shares of the Company’s issued and outstanding common stock will be automatically converted into one issued and outstanding share of common stock, without any change in par value per share. The Reverse Stock Split will affect all shares of the Company’s common stock outstanding immediately prior to the effective time of the Reverse Stock Split, as well as the number of shares of common stock available for issuance under the Company’s equity incentive plans and employee stock purchase plan. In addition, the Reverse Stock Split will effect a reduction in the number of shares of common stock issuable upon the exercise of stock options and warrants outstanding immediately prior to the effectiveness of the Reverse Stock Split with a corresponding increase in exercise price per share. No fractional shares will be issued from the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof. Stockholders who hold their shares in book-entry form or in “street name” (through a broker, bank or other holder of record) will not be required to take any action.

The Company’s common stock is scheduled to begin trading on the Nasdaq Capital Market on a split-adjusted basis when the market opens on February 13, 2023. The new CUSIP number for the common stock following the Reverse Stock Split is 92941V 308.

The foregoing description is qualified in its entirety by the Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being filed herewith.

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYNE THERAPEUTICS INC.

Date: February 10, 2023	By:	/s/ Mutya Harsch
Mutya Harsch
Chief Legal Officer and General Counsel